EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-206980 on Form S-3 of our report dated February 26, 2016 (August 24, 2016 as to the effects of the discontinued operations described in Note 3), relating to the financial statements and financial statement schedule of MidAmerican Energy Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to MidAmerican Energy Company transferring its assets and liabilities of its unregulated retail services business to a subsidiary of its parent, Berkshire Hathaway Energy Company on January 1, 2016 and the retrospective adjustment of the financial statements as of December 31, 2015 and 2014, and for the years ended December 31, 2015, 2014 and 2013 to reflect the reclassification of the financial results of the unregulated retail services business to discontinued operations), appearing in this Current Report on Form 8-K of MidAmerican Energy Company dated August 24, 2016.

Des Moines, Iowa
August 24, 2016